Exhibit 10.1

SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 22, 2017 is by and among CELADON GROUP, INC. (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

A.          Certain credit facilities have been provided to the Loan Parties pursuant to that certain Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of December 12, 2014 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent.

B.          The Borrower has informed the Administrative Agent and Lenders that it intends to obtain (i) a new asset-based credit facility and (ii) a new term loan facility and use the proceeds of such new facilities to repay in full all Obligations under the Loan Documents on or before March 31, 2018.

C.          The Borrower has requested that the Lenders make certain amendments to the Credit Agreement.

D.          The Lenders have agreed to do so on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.          Estoppel, Acknowledgement and Reaffirmation.  The Loan Parties hereby acknowledge and agree that, as of the date hereof, the Outstanding Amount of the Committed Loans and L/C Obligations constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  The Loan Parties hereby acknowledge the Loan Parties’ obligations under the respective Loan Documents to which they are party.  Each of the Loan Parties hereby (i) acknowledges that it has granted Liens in favor of the Administrative Agent pursuant to, and is a party to, the Collateral Documents (including, with respect to certain Guarantors, pursuant to the Joinder Agreements executed by such Guarantors); (ii) reaffirms that each of the Liens created and granted in or pursuant to the Collateral Documents is valid and subsisting as of the date hereof; (iii) agrees that such Liens shall continue in effect as security for all Obligations under the Loan Document; and (iv) agrees that this Amendment shall in no manner impair or otherwise adversely affect such Liens.

3.          Audit Events.

(a)          The Administrative Agent and the Lenders hereby acknowledge and agree that, until the earlier of (x) March 31, 2018 and (y) such time as the Borrower has received a determination from its auditors that the financial statements of the Borrower as delivered prior to the date hereof impacted by the Audit Events (as defined in that certain Fourth Amendment to Amended and Restated Credit Agreement and Waiver dated as of May 1, 2017), or as the same may be restated as deemed necessary by its auditors, can be relied upon, notice of which shall be provided to the Administrative Agent promptly and in any event within one (1) Business Day:

(i)          any representations and warranties as to preparation of financial statements of the Borrower in accordance with GAAP made or deemed to be made by the Loan Parties in connection with the delivery of (x) such financial statements under Sections 6.01(a), 6.01(b), and 6.02(o) of the Credit Agreement or (y) a Request for Credit Extension delivered under Section 4.02(c) of the Credit Agreement, shall be deemed to be qualified in their entirety by reference to and disclosure of the Audit Events, and no such representation or warranty shall be deemed untrue solely as a result of the occurrence of the Audit Events; and

(ii)          the existence of the Audit Events shall not, in and of itself, constitute a failure to satisfy the condition precedent set forth in Section 4.02(a) of the Credit Agreement.

(b)          Prior to March 31, 2018, the Loan Parties shall not make any Investment pursuant to Section 7.02(e) or (f) of the Credit Agreement, except for the following in an aggregate amount not to exceed $4,000,000 at any one time outstanding: (i) payroll, settlement, and similar advances to employees, drivers (including independent contractors); consultants or other service providers to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes; (ii) reasonable and customary advances of relocation expenses to employees and repair expense to independent contractors in the ordinary course of business; and (iii) advances to the Borrower’s Mexican subsidiaries in the ordinary course of business based on accounts receivable generated by such subsidiaries not to exceed $750,000 at any one time outstanding.

4.          Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and substituting the following therefor:
“Asset Coverage Ratio Certificate” means a Compliance Certificate duly completed with respect to the Loan Parties’ compliance with the Asset Coverage Ratio required pursuant to Section 6.12(c) as of the last Business Day of the preceding calendar week signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.
“Disbursement Budget” means that certain budget of monthly aggregate Disbursements for the months of December, January, February and March 2018 delivered prior to the Seventh Amendment Effective Date, prepared by the Borrower and approved by the Borrower Financial Advisor.

“Lien Prohibited Vehicle” means any of the following Vehicles: (i) any Vehicle that is encumbered by a Permitted Lien in favor of a party other than the Administrative Agent and with respect to which the granting of a Lien in favor of the Administrative Agent on such Vehicle is prohibited under the applicable agreement with respect to such Vehicle between the applicable Loan Party and the applicable third party; and (ii) certain Vehicles specified by the Borrower to the Administrative Agent prior to the Seventh Amendment Effective Date, the aggregate net orderly liquidation value of which does not exceed $2,000,000.

“Maximum Borrowing Amount” means an amount equal to $205,000,000, as such amount may be reduced pursuant to Section 2.02(f) or increased up to an amount not to exceed the Aggregate Commitments with the written consent of the Required Lenders.

“Maximum Outstanding Amount” means $230,000,000, as such amount may be reduced pursuant to Section 2.02(f) or increased up to an amount not to exceed the Aggregate Commitments with the written consent of the Required Lenders.

“Total Assets” means, with respect to Borrower and U.S. Guarantors that have granted Collateral to the Administrative Agent on a consolidated basis for any period, the sum of (i) the net book value of accounts receivable less than 90 days past due, plus (ii) 70% of the net book value of tractors and trailers constituting part of the Collateral not subject to any Lien (other than Liens in favor of Administrative Agent) plus (iii) up to $78,200,000 of the appraised value of real property assets constituting part of the Collateral not subject to any Lien (other than Liens in favor of Administrative Agent and Liens permitted under Section 7.01(c), (d) or (g)).

(b)          Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:
“Excess Borrowing Amount” means the amount, if any, by which the Outstanding Amount of all Loans exceeds $192,163,675.22 as of 5:00 pm Eastern time on each day.
“Seventh Amendment Effective Date” means December 22, 2017.
(c)          Section 2.05(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          If for any reason, at any time, the ratio of (a) Total Assets as set forth in the Asset Coverage Ratio Certificate delivered pursuant to Section 6.02(h) with respect to the last Business Day of the preceding calendar week to (b) Total Outstandings is less than (i) 1.05 to 1.0 at any time on or prior to March 31, 2018 or (ii) 1.85 to 1.0 at any time after March 31, 2018, the Borrower shall on the next Business Day prepay Loans and/or Cash Collateralize the Dollar Equivalent of the L/C Obligations in the aggregate amount necessary to reduce the Total Outstandings to an amount that would comply with the applicable foregoing ratio, without a corresponding reduction of the Aggregate Commitments, the Maximum Outstanding Amount or the Maximum Borrowing Amount.
(d)          Section 2.05(g) of the Credit Agreement is hereby amended by replacing the words “with respect to any parcel of real property located in Canada” with the words “permitted under Section 7.16”.
(e)          Section 2.08 of the Credit Agreement is hereby amended by adding the following new clause (d) to such section:
(d)          Notwithstanding anything to the contrary set forth in this Agreement, from and after January 1, 2018: (i) any existing LIBOR Floating Rate Loans and Eurodollar Rate Loans shall be automatically converted to Base Rate Loans on and as of January 1, 2018, (ii) the Borrower shall compensate the Lenders upon demand for any loss, cost or expense incurred as a result of such conversion to the extent required by Section 3.05; (iii) no Loans may be borrowed or continued as, or converted to, LIBOR Floating Rate Loans or Eurodollar Rate Loans; and (iv) all Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the greater of 8.0% or the Base Rate plus 3.75%.

(f)          Section 2.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:
2.09          Fees.
(a)          Commitment Fee.  In addition to certain fees described in subsections (i) and (j) of Section 2.03, Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (a) the Outstanding Amount of Committed Loans and (b) the Outstanding Amount of L/C Obligations.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  For purposes of computing the commitment fee, Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments.
(b)          Excess Borrowing Fee.  In addition to any other fees payable under this Agreement, Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an excess borrowing fee equal to 0.05% of the Excess Borrowing Amount per day.  The excess borrowing fee shall accrue at 5:00 pm Eastern time on each calendar day, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable in arrears upon the earliest to occur of March 31, 2018, acceleration of the Obligations under the Loan Documents or repayment in full of the Obligations under the Loan Documents.
(c)          Rush Request Fees.  In the event that any Loan Party requests an extension of any deadline under the Credit Agreement later than the date that is seven calendar days in advance of the applicable deadline then in effect, the Loan Parties shall be required to pay a fee in the amount of $10,000 to each Lender, in addition to any otherwise applicable fees, as a condition to the granting of any such extension (which extension shall be granted or denied in accordance with the applicable provisions of this Agreement).
(g)          Section 4.02(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          After giving effect to the proposed Credit Extension, the ratio of (a) Total Assets as set forth in the Asset Coverage Ratio Certificate delivered pursuant to Section 6.02(h) with respect to the last Business Day of the preceding calendar week to (b) Total Outstandings shall not be less than (i) 1.05 to 1.0 at any time on or prior to March 31, 2018 or (ii) 1.85 to 1.0 at any time after March 31, 2018.

(h)          Sections 6.02(h) and (l) of the Credit Agreement are each amended and restated in their entirety to read, respectively, as follows:
(h)          prior to 4:00 pm Eastern time on the third Business Day of each calendar week, an Asset Coverage Ratio Certificate as of the last Business Day of the preceding calendar week;
(l)          prior to 4:00 pm Eastern time on the third Business Day of each calendar week , a forecast of the Loan Parties’ Asset Coverage Ratio for the last Business Day of such calendar week;
(i)          Section 6.02(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(k)          prior to 4:00 pm Eastern time on the third Business Day of each calendar week, (1) a report reconciling actual cash flows for the Borrower and its Subsidiaries with the previously-delivered weekly forecast and (2) a report listing (i) all Vehicles, excluding Lien Prohibited Vehicles, for which Lien Vehicle Documentation has not been delivered to the Administrative Agent’s designee as of the end of the preceding calendar week and (ii) all Vehicles for which Lien Vehicle Documentation has been delivered to the Administrative Agent’s designee during the preceding calendar week for the purpose of satisfying the requirements of Section 6.17;
(j)          Section 6.02(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(v)          within 45 calendar days of the end of each calendar month, commencing with the month ended November 30, 2017: (i) a certificate stating and providing the calculations of (A) Adjusted EBITDAR of the Loan Parties for the preceding month and for the twelve month period ended as of the last day of such month, (B) EBITDAR of the Loan Parties for the preceding month, along with a comparison of such amount to the amount of EBITDAR forecasted for such month in the Loan Parties’ business plan, in each case adjusted for one-time, extraordinary, or non-recurring items, and (C) EBITDAR of the Loan Parties for the fiscal year-to-date, along with a comparison of such amount to the amount of EBITDAR forecasted for such period in the Loan Parties’ business plan, in each case adjusted for one-time, extraordinary, or non-recurring items; and (ii) an accrual-based statement of cash flows for the Borrower and its Subsidiaries for the preceding calendar month.
(k)          Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.12          Financial Covenants.
(a)          Lease Adjusted Total Debt To EBITDAR Ratio.  Maintain on a consolidated basis the Lease Adjusted Total Debt to EBITDAR Ratio not exceeding 4.00 to 1.00 as of any fiscal quarter end, commencing with the fiscal quarter ending March 31, 2018.

(b)          Fixed Charge Coverage Ratio.  Maintain on a consolidated basis a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 as of each fiscal quarter end, commencing with the fiscal quarter ending March 31, 2018.
(c)          Asset Coverage Ratio.  Not permit the Asset Coverage Ratio to be less than (i) 1.05 to 1.0 as of the last Business Day of any calendar week ending on or prior to March 31, 2018 and (ii) 1.85 to 1.0 as of the last Business Day of any calendar week ending after March 31, 2018.
(d)          Maximum Disbursements.  Not permit the aggregate amount of Disbursements of the Loan Parties to exceed (i) $116,000,000 for the period beginning December 31, 2017 and ending February 3, 2018; (ii) $85,000,000 for the period beginning February 4, 2018 and ending March 3, 2018; and (iii) $74,000,000 for the period beginning March 4, 2018 and ending March 31, 2018.  To the extent that (x) $108,000,000 exceeds the actual Disbursements of the Loan Parties for the period beginning November 26, 2017 and ending December 30, 2017 or (y) the amount of Disbursements permitted with respect to any period set forth above exceeds the actual Disbursements of the Loan Parties for such period, such excess shall be added to the amount of Disbursements permitted with respect to the immediately succeeding period.
(e)          [Reserved.]
(f)          Adjusted EBITDAR.  Maintain Adjusted EBITDAR, on a trailing twelve month basis, not less than (i) $68,000,000 for the twelve-month period ending December 31, 2017, (ii) $69,000,000 for the twelve-month period ending January 31, 2018 and (iii) $69,000,000 for the twelve-month period ending February 28, 2018.
(l)          Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.17          Titled Vehicles.  As soon as possible but not later than February 28, 2018 (or such later date as agreed to by the Administrative Agent), the Borrower and the U.S. Guarantors shall provide to the Administrative Agent’s designee all Lien Vehicle Documentation with respect to all Vehicles designated by the Administrative Agent, excluding Vehicles that were, as of the Fourth Amendment Effective Date, Lien Prohibited Vehicles pursuant to clause (i) of such definition or have been designated as Lien Prohibited Vehicles as of the Seventh Amendment Effective Date.  The Borrower and U.S. Guarantors shall cooperate with the Administrative Agent and its designee, and promptly take such actions as are reasonably required by the Administrative Agent or its designee for the purpose of perfecting the Liens of the Administrative Agent in all such Vehicles.  For the avoidance of doubt, the Loan Parties shall be responsible for paying, or reimbursing the Administrative Agent, as applicable, for all fees, costs and other expenses incurred in connection with perfecting the Liens of the Administrative Agent on such Vehicles.  Any request from the Borrower for the Administrative Agent to release Liens on Vehicles in connection with transactions permitted under this Agreement more frequently than once per week shall be subject to an administrative fee payable to the Administrative Agent.

(m)          Section 6.18 of the Credit Agreement is hereby amended by replacing all dates set forth in such section (as such dates have been extended from time to time prior to the date hereof) with the date “December 31, 2017”.
(n)          Section 6.20 of the Credit Agreement is hereby amended by replacing the date “July 28, 2017” (as such date has been extended from time to time prior to the date hereof) in the last sentence of such section with the date “January 5, 2018”.
(o)          Section 7.01(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(j)          the Liens granted by Hyndman Transport Limited in favor of one or more financial institutions securing the Indebtedness permitted under Section 7.03(f) hereof encumbering all or any portion of Hyndman Transport Limited’s Canadian real property located at (i) 2616 Cedar Creek Rd Ayr, ON; (ii) 1001 Belmore Line, Wroxeter, ON; or (iii) 50 Omands Creek Blvd., Winnepeg, MB; and
(p)          Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (g) of such section; (ii) replacing period at the end of clause (h) of such section with “; and” and (ii) adding the following new clause (i) to such section:
(i)          non-cash Investments consisting of the contribution of certain trailers having an aggregate fair market value not to exceed $500,000 to Mexican Subsidiaries of the Loan Parties.
(q)          Section 7.03(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          Indebtedness of Hyndman Transport Limited, guaranteed by Celadon Canadian Holdings, Limited, not exceeding CAD15,400,000 in the aggregate secured by the Liens permitted by Section 7.01(j) hereof, and any refinancings, refundings, renewals and extensions thereof provided the amount of outstanding Indebtedness at the time of such refinancing, refunding, renewal or extension is not increased;
(r)          Section 7.05(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          Dispositions permitted by Section 7.02(g), Section 7.02(i), Section 7.04 and Section 7.16.
(s)          Section 7.08 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section: “The foregoing restrictions shall not apply to transactions permitted by Section 7.02(i).”
(t)          Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.16          Sale or Financing Transactions.  Consummate, or agree to consummate, any Sale or Financing Transaction with respect to any parcel of real property without the prior written consent of the Required Lenders, other than (a) any parcel of real property located in Canada and (b) a sale of the real property located at 7020 Quad Avenue, Baltimore, Maryland so long as (i) the amount of cash proceeds (net of any commissions and other reasonable and customary transaction costs incurred by any Loan Party in connection with such transaction) received by the applicable Loan Party or Subsidiary from such sale is not less than $1,300,000, (ii) the sale is consummated prior to February 28, 2018 and (iii) the sale is an arm’s length transaction to a third party that is not an Affiliate of any Loan Party.

5.          Accrued Fees.  The Loan Parties hereby acknowledge and agree that, as of the date hereof, the following fees incurred prior to the date hereof constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind:

(a)          $1,697,250 in respect of the remainder of the “Amendment Fee” that was incurred on the Fifth Amendment Effective Date (the “Fifth Amendment Fee”);

(b)          $163,100 in respect of the “Extension Fees” that were incurred in connection with the letter agreement dated as of July 31, 2017 between the Borrower and the Administrative Agent (the “July Extension Fee”);

(c)          $221,300 in respect of the “Extension Fee” that was incurred on the Sixth Amendment Effective Date (the “September Extension Fee”); and

(d)          $553,250 in respect of the “Sixth Amendment Fee” that was incurred on the Sixth Amendment Effective Date (the “Sixth Amendment Fee”).

Each of the Lenders and Loan Parties hereby agrees that, notwithstanding anything to the contrary set forth in any Loan Document, (i) the Fifth Amendment Fee and the July Extension Fee shall continue to be due and payable upon the earliest to occur of the Maturity Date, acceleration of any Obligations under the Loan Documents or repayment in full of the Obligations under the Loan Documents and (ii) the September Extension Fee and the Sixth Amendment Fee shall be due and payable upon the earliest to occur of March 31, 2018, acceleration of any Obligations under the Loan Documents or repayment in full of the Obligations under the Loan Documents.

6.          Seventh Amendment Fee.  In consideration of the Lenders’ agreements set forth herein, the Borrower shall pay to the Administrative Agent, for the account of each Consenting Lender (as defined below) according to its Applicable Percentage, an amendment fee in an amount equal to the following (the “Seventh Amendment Fee”): (a) 1.0% of the amount of the Aggregate Commitments as of the Amendment Effective Date ($250,000,000), which shall be fully-earned and non-refundable as of the Amendment Effective Date; and (b)(i) with respect to each day ending after February 14, 2018 and on or prior to February 28, 2018, 0.02% of the amount of the Aggregate Commitments per day; (ii) with respect to each day ending after February 28, 2018 and on or prior to March 14, 2018, 0.03% of the amount of the Aggregate Commitments per day; and (iii) with respect to each day ending after March 14, 2018, 0.04% of the amount of the Aggregate Commitments per day, until such time as all Obligations under the Loan Documents have been repaid in full and all Commitments have been terminated, which fee with respect to each day shall be fully-earned and non-refundable as of 5:00 pm Eastern time each day.  The aggregate amount of the Seventh Amendment Fee shall be due and payable upon the earliest to occur of March 31, 2018, acceleration of the Obligations under the Loan Documents or repayment in full of the Obligations under the Loan Documents.  As used herein, “Consenting Lender” means a Lender that executes and delivers to the Administrative Agent a signature page to this Amendment on or prior to 12:00 pm Eastern time on December 22, 2017.

7.          Reporting.  For the avoidance of doubt, the Loan Parties shall deliver a Compliance Certificate and all other financial reports with respect to the fiscal quarter ending December 31, 2017 as and when required under the Credit Agreement notwithstanding the absence of financial covenants with respect to such fiscal quarter.

8.          Conditions Precedent.  This Amendment shall become effective as of the date hereof upon the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent:

(a)          receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, Lenders constituting Required Lenders and the Administrative Agent;

(b)          receipt by the Administrative Agent of the list of certain Vehicles to be designated as Lien Prohibited Vehicles pursuant to clause (ii) of the definition of “Lien Prohibited Vehicle” as amended hereby.

(c)          receipt by the Administrative Agent of an updated budget of monthly aggregate Disbursements for the months of January, February and March 2018 prepared by the Borrower, approved by the Borrower Financial Advisor and in form and substance reasonably acceptable to the Required Lenders;

(d)          receipt by the Administrative Agent of the Adjusted EBITDAR reports described in Section 6.02(v)(i) and (ii) of the Credit Agreement (as amended hereby) for the month ended October 31, 2017;

(e)          receipt by the Administrative Agent of opinions of legal counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, dated as of the date hereof;

(f)          receipt by the Administrative Agent of a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party (A) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving this Amendment and (B) in the case of the Borrower, certifying that, after giving effect to this Amendment, (1) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, other than with respect to the Audit Events, and (2) no Default exists after giving effect to this Amendment;

(g)          receipt by the Administrative Agent of reimbursement from the Borrower for all reasonable and documented fees and costs (including without limitation (A) $8,100 incurred by the Administrative Agent in connection with environmental due diligence on real property Collateral, (B) all costs incurred in connection with appraisals and perfection of Liens on Vehicles and (C) to the extent invoiced to the Borrower at least one Business Day prior to the Seventh Amendment Effective Date, reasonable fees and costs of (i) counsel to the Administrative Agent and (ii) the Agent Financial Advisor) incurred in connection with the Loan Documents through the Seventh Amendment Effective Date; and

(h)          receipt by each Lender of reimbursement from the Borrower for all reasonable fees and costs of counsel to such Lender incurred in connection with the Loan Documents through the Seventh Amendment Effective Date to the extent invoiced to the Borrower at least one Business Day prior to the Seventh Amendment Effective Date.

9.          Payment of Fees and Expenses.  Promptly, and in any event within 5 Business Days of demand therefor, the Borrower shall reimburse the Administrative Agent for all fees and expenses of the Administrative Agent (including without limitation, all fees and expenses of counsel and financial advisors to the Administrative Agent and all appraisal, inspection and other costs incurred by the Administrative Agent) and any Lender for all fees and expenses of counsel to such Lender, in each case, incurred in connection with the Loan Documents, including without limitation this Amendment.

10.          Release.  In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any entity or other Person within the Lender Group.

11.          Amendment is a “Loan Document”.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

12.          Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Administrative Agent and each Lender that (a) any forecasts of cash flows and other projections delivered to the Administrative Agent or any Lender prior to the Seventh Amendment Effective Date reflect the Borrower’s good faith estimate of the matters described therein, (b) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, other than with respect to the Audit Events, and (c) after giving effect to this Amendment, no Default exists, including without limitation any Default under Section 8.01(e) of the Credit Agreement.

13.          No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

14.          Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

15.          Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
16.          Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Indiana.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER:	CELADON GROUP, INC.

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

GUARANTORS:	CELADON TRUCKING SERVICES, INC.

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

CELADON LOGISTICS SERVICES, INC.

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

QUALITY EQUIPMENT LEASING, LLC

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

CELADON E-COMMERCE, INC.

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

TRANSPORTATION SERVICES INSURANCE COMPANY, INC.

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

GUARANTORS:	A&S SERVICES GROUP, LLC

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

OSBORN TRANSPORTATION, INC.

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

CELADON CANADIAN HOLDINGS, LIMITED

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

HYNDMAN TRANSPORT LIMITED

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

AQ, LLC (f/k/a AMERICAN QUALITY LLC)

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

BEE LINE, INC.

By: /s/ Chase Welsh
Name: Chase Welsh
Title: Secretary

GUARANTORS:	BUCKLER TRANSPORT, INC.

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

CELADON DRIVING ACADEMY, LLC

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

CELADON REALTY, LLC

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

DISTRIBUTION, INC.

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

EAGLE LOGISTICS SERVICES INC.

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

GUARANTORS:	HOME MANAGEMENT PROS LLC

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

PRO TECH, LLC (f/k/a PROSAIR TECHNOLOGIES LLC)

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

QUALITY COMPANIES LLC

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

TAYLOR EXPRESS, INC.

By: /s/ Chase Welsh
Name: Chase Welsh
Title: Secretary

GUARANTORS:	THE AMERICAN FRANCHISING GROUP LLC

By: /s/ Paul Svindland
Name: Paul Svindland
Title: Chief Executive Officer

A&S REAL ESTATE HOLDINGS, LLC

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

BUCKLER LOGISTICS, INC.

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

HUNT VALLEY EQUIPMENT CO., LLC

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

J. DAVID BUCKLER, INC.

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

QUALITY BUSINESS SERVICES, LLC

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

QUALITY INSURANCE LLC

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

GUARANTORS:	VORBAS, LLC

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

A&S KINARD LOGISTICS, LLC

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

BUCKLER DISTRIBUTION CENTER, L.P.

By: J. David Buckler, Inc., its general partner

By: /s/ Thomas S. Albrecht
Name: Thomas S. Albrecht
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Andrew J. Maidman
Name: Andrew J. Maidman
Title: Senior Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender

By: /s/ Andrew J. Maidman
Name: Andrew J. Maidman
Title: Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Troy F Jefferson
Name: Troy F Jefferson
Title: Senior Vice President

CITIZENS BANK, N.A., as a Lender

By: /s/ John F. Kendrick
Name: John F. Kendrick
Title: Vice President

Back to Form 8-K